FOURTH AMENDED AND RESTATED
                                   SCHEDULE A
                                     TO THE
                            TRANSFER AGENCY AGREEMENT
                                 BY AND BETWEEN
                                 UMB SCOUT FUNDS
                                       AND
                             UMB FUND SERVICES, INC.


                                      FUNDS



UMB Scout Stock Fund
UMB Scout Mid Cap Fund
UMB Scout Small Cap Fund
UMB Scout International Fund
UMB Scout International Discovery Fund
UMB Scout Bond Fund
UMB Scout Money Market Fund - Federal Portfolio
UMB Scout Money Market Fund - Prime Portfolio
UMB Scout Tax-Free Money Market Fund



         The undersigned, intending to be legally bound, hereby execute this Fourth Amended and Restated Schedule A to the Transfer Agency Agreement dated April 1, 2005, and executed by and between UMB Scout Funds and UMB Fund Services, Inc., to be effective as of the 1st day of July 2008.


UMB FUND SERVICES, INC.                     UMB SCOUT FUNDS



By:      /S/ PETER J. HAMMOND                 By:  /S/ C. WARREN GREEN
    ---------------------------------             -------------------------

Title:    EXECUTIVE VICE PRESIDENT            Title:    TREASURER
      -------------------------------             -------------------------